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Exhibit 10.35

PLEDGE AGREEMENT

        THIS PLEDGE AGREEMENT is made and entered into as of October 15, 2002 by RF Micro Devices, a North Carolina corporation (the "Pledgor"), in favor of Jazz Semiconductor, Inc., a Delaware corporation (the "Secured Party").

Recitals

        A.    The Pledgor and the Secured Party have entered into that certain Preferred Stock Purchase Agreement dated as August 22, 2002 (as amended, modified and supplemented to date, the "Purchase Agreement").

        B.    Pursuant to the terms of the Purchase Agreement, the Pledgor is purchasing from the Secured Party 13,071,888 shares of Series B Preferred Stock of the Secured Party, par value $.001 per share (the "Shares"), with payment therefor to be made partially in cash and partially by Pledgor's secured promissory note dated as of even date herewith, in aggregate principal amount of $30,000,000 (the "Note"). All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Note.

        C.    As a condition to the sale of the Preferred Stock under the Purchase Agreement, the Secured Party has required that the Pledgor grant to the Secured Party a security interest in the Shares as security for the obligations of the Pledgor under the Note.

Agreement

        NOW, THEREFORE, in consideration of the promises contained herein and in order to induce the Secured Party to sell the Shares to the Pledgor, the Pledgor hereby agrees with the Secured Party and grants as follows:

          1.    Pledge.    The Pledgor hereby pledges and grants to the Secured Party a first-priority security interest in the following collateral (the "Pledged Collateral"):

             (a)  the Shares and the certificates representing the Shares, and all dividends, cash, instruments, chattel paper and other rights, property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Shares; and

             (b)  all proceeds of the foregoing.

          2.    Security for Performance.    This Pledge Agreement (and all of the Pledged Collateral) secures the payment of the principal of and the interest under the Note and the performance of the Pledgor's obligations pursuant to this Agreement and the Note (the "Obligations").

          3.    Delivery of Pledged Collateral.    All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by the Secured Party pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, at any time in its discretion and without notice to Pledgor following the occurrence of an Event of Default, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Pledged Collateral. In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

          4.    Representations and Warranties.    Pledgor represents and warrants as follows:

            (a)   As of the date hereof and giving effect to the Purchase Agreement, Pledgor owns 13,071,888 issued and outstanding shares of the capital stock of the Secured Party.

            (b)   The delivery of the Shares to the Secured Party pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Pledged Collateral (other than cash not in the possession of the Secured Party), securing the payment of the principal of and the interest under the Note and the performance of Pledgor's obligations pursuant to this Agreement and the Note.

            (c)   No consent of any other party (including, without limitation, any creditor of the Pledgor) and no governmental approval is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by Pledgor or (ii) for the exercise by the Secured Party of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

          5.    Further Assurances.    The Pledgor agrees that at any time and from time to time the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

          6.    Administration of Security.    The following provisions shall govern the administration of the Pledged Collateral:

            (a)   So long as no Event of Default shall have occurred:

                (i)  The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Purchase Agreement; provided, however, that the Pledgor shall give the Secured Party reasonable written notice of the manner in which it intends to exercise, and the reasons therefor, or the reasons for refraining from exercising, any such right.

               (ii)  The Pledgor shall be entitled to receive all cash dividends and other cash distributions paid or payable with respect to any of the Pledged Collateral. Any and all instruments and other property (other than cash or checks) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to the Secured Party to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).

            (b)   Upon the occurrence of an Event of Default:

                (i)  All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall, upon notice by the Secured Party to the Pledgor, become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights and the sole right to receive and hold as Pledged Collateral such dividends (and to the extent permissible, apply them to the Obligations of Pledgor).

               (ii)  All dividends which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).

          7.    Transfers and Other Liens; Additional Shares.    The Pledgor agrees that it will not, except as permitted by this Pledge Agreement or the Purchase Agreement: (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except pursuant to this Pledge Agreement, or (iii) enter into any other contractual obligations which may restrict or inhibit the Secured Party's rights or ability to sell or otherwise dispose of the Pledged Collateral or any part thereof after the occurrence of an Event of Default.

          8.    The Secured Party Appointed Attorney-in-Fact.    The Pledgor hereby appoints the Secured Party the Pledgor's attorney-in-fact effective upon the occurrence of an Event of Default, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof.

          9.    The Secured Party's Duties; Reasonable Care.    The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment that is not materially less protective than that which the Secured Party accords its own property, it being expressly agreed that the Secured Party shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral, but the Secured Party may do so at its option and all expenses incurred in connection therewith shall be payable by and for the sole account of Pledgor.

          10.    Defaults.    The occurrence of any Event of Default as defined in the Note or one or more of the following events or conditions shall constitute an Event of Default under this Agreement:

            (a)   Representations and Warranties.    The Pledgor makes or has made or furnishes or has furnished, any material written warranty, representation or statement to the Secured Party in connection with this Agreement or the Note which is or was false or misleading when made or furnished.

            (b)   Additional Liens; Attachment.    Any lien or encumbrance other than that created by this Pledge Agreement is placed on, or any levy is made on the Collateral, or any portion thereof; or the Collateral, or any portion thereof, is seized or attached pursuant to legal process, and such lien, encumbrance, levy, seizure, or attachment is not removed or released within ten (10) days from the time such lien or encumbrance was placed thereon or such levy, seizure or attachment was effected.

          11.    Remedies upon Default.    Upon the occurrence of an Event of Default:

            (a)   The Secured Party may cause all or any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees, subject to the provisions of the Uniform Commercial Code in effect in the State of California at that time (the "UCC").

            (b)   The Secured Party shall be entitled to exercise the voting power with respect to the Pledged Collateral, to receive and retain, as collateral security for the Secured Obligations, any and all dividends or other distributions at any time and from time to time declared or made upon any of the Pledged Collateral, and to exercise any and all such rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof.

            (c)   The Secured Party shall have all of the rights and remedies of a secured party under the UCC or other applicable law and shall have the right to sell, resell, assign and deliver all or any of the Pledged Collateral in one or more parcels at any exchange or broker's board or at public or private sale. The Secured Party shall give the Pledgor at least ten (10) days' prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by the Pledgor to the extent permitted by applicable law. All such sales shall be at such commercially reasonable price or prices as the Secured Party shall deem best and either for cash or on credit or for future delivery (without assuming any responsibility for credit risk). At any such sale or sales, the Secured Party may purchase any or all of the Pledged Collateral to be sold thereat upon such terms as the Secured Party may deem best. Upon any such sale or sales, the Pledged Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of any kind or nature of the Pledgor, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Pledgor to the extent permitted by applicable law. In the event any consent, approval or authorization of any governmental agency will be necessary to effectuate any such sale or sales, the Pledgor shall execute all such applications or other instruments as may be required. The proceeds of any such sale or sales, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all costs and expenses of such sale, including attorneys' fees; and second, to the payment of the Secured Obligations in such order of priority as the Secured Party shall determine; and any surplus thereafter remaining shall be paid to the Pledgor or to whomever may be legally entitled thereto (including, if applicable, any subordinated creditor of the Pledgor).

            The Pledgor recognizes that the Secured Party may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own accounts, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Collateral were sold at public sales, and that the Secured Party shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit such Pledged Collateral to be registered for public sale under the Securities Act of 1933. The Pledgor agrees that private sales made under the foregoing circumstances may be deemed to have been made in a commercially reasonable manner. Nothing herein shall be deemed to require the Pledgor to effect a registration of the Pledged Collateral under the Securities Act of 1933.

            (d)   The Secured Party, in its discretion, may demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of or in exchange for any of the Pledged Collateral. Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall further have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments, or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

            (e)   The Secured Party shall not be obligated to do any of the acts hereinabove authorized and in the event that the Secured Party elects to do any such act, the Secured Party shall not be responsible to the Pledgor, other than for gross negligence or willful misconduct.

          12.    Remedies Cumulative.    Each right, power and remedy of the Secured Party provided in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or partial exercise by the Secured Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of the Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof.

          13.    Release; Termination.

            (a)   So long as no Event of Default shall have occurred and the requirements of payment set forth in the Note are satisfied, the Pledgor may sell or dispose of any Pledged Collateral, if such sale or disposition is not prohibited by any terms or conditions of this Pledge Agreement or the Note. The Secured Party shall upon request of the Pledgor execute and deliver to the Pledgor a release or releases in form reasonably satisfactory to the Secured Party to release the lien of this Pledge Agreement with respect to such Pledged Collateral and assign, transfer and deliver such Pledged Collateral to the Pledgor. Such releases and assignments shall be without warranty by or recourse to the Secured Party, except as to the absence of any prior assignments by the Secured Party of its interest in the Pledged Collateral, and shall be at the expense of the Pledgor.

            (b)   This Pledge Agreement shall terminate upon full and complete payment in full of all Obligations under the Note. The Secured Party, at the time of such termination and at the expense of the Pledgor and subject to the provisions of Section 19 below, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the termination of this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor such of the Pledged Collateral as has not yet theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement, together with any moneys at the time held by the Secured Party hereunder. Such assignment and delivery shall be without warranty by or recourse to the Secured Party, except as to the absence of any prior assignments by the Secured Party of its interest in the Pledged Collateral.

          14.    Notice.    Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

    (a)
    If to the Secured Party:

        Jazz Semiconductor, Inc.
        4321 Jamboree Road
        Newport Beach, California 92660
        Attn:    Legal Counsel
        Facsimile:    (949) 435-8455

        with a copy to:

        Latham & Watkins
        650 Town Center Drive, 20th Floor
        Costa Mesa, California 92626-1925
        Attn:    Jonn R. Beeson, Esq.
        Facsimile:    (714) 755-8290

    (b)
    If to the Pledgor:

        RF Micro Devices, Inc.
        7628 Thorndike Road
        Greensboro, North Carolina 27409-9421
        Attn:    Suzanne Rudy
        Facsimile:    (336) 931-7655

        with a copy to:

        Womble Carlyle Sandridge & Rice, PLLC
        One West Fourth Street
        Winston-Salem, North Carolina 27101
        Attn:    Jeffrey C. Howland, Esq.
        Facsimile:    (336) 733-8371

          15.    Continuing Security Interest.    This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until terminated pursuant to Section 13(b), (ii) be binding upon the Pledgor and its heirs, successors and assigns, and (iii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party, its successors, transferees and assigns.

          16.    Waiver.    To the fullest extent it may lawfully so agree, the Pledgor agrees that it will not at any time insist upon, claim, plead, or take any benefit or advantage of any appraisement, valuation, stay, extension, moratorium, redemption or similar law now or hereafter in force in order to prevent, delay, or hinder the enforcement hereof or the absolute sale of any part of the Pledged Collateral; the Pledgor for itself and all who claim through him, so far as it or they now or hereafter lawfully may do so, hereby waive the benefit of all such laws, and all right to have the Pledged Collateral marshaled upon any foreclosure hereof.

          17.    Reinstatement.    This Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Party in respect of Pledgor's Obligations pursuant to the Note is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

          18.    Severability.    The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Pledge Agreement in any jurisdiction.

          19.    Interpretation.    Time is of the essence of each provision of this Pledge Agreement of which time is an element. To the extent a term or provision of this Pledge Agreement conflicts with the Note and is not dealt with more specifically herein or in the Note shall control with respect to such term or provision.

          20.    Survival of Provisions.    All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the full and final payment and performance by the Pledgor of its indebtedness and obligations secured hereby.

          21.    Headings Descriptive.    The headings in this Pledge Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning or construction or any provision of this Agreement.

          22.    Entire Agreement.    This Pledge Agreement, together with the Note and the Purchase Agreement, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          23.    Counterparts.    This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

          24.    Governing Law.    This Pledge Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of California, without regard to principles of conflicts of laws.

          25.    Amendments.    This Agreement may be amended, modified or supplemented only by a written instrument signed by the Pledgor and the Secured Party.

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        IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

JAZZ SEMICONDUCTOR, INC., a Delaware corporation	RF MICRO DEVICES, INC., a North Carolina corporation
/s/ SHU LI Shu Li President and Chief Executive Officer	/s/ JERRY D. NEAL Jerry D. Neal Executive Vice President of Marketing & Strategic Development

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  Exhibit 10.35
PLEDGE AGREEMENT